SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date earliest event reported)	October 10, 2008

MTR GAMING GROUP, INC.

(exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation)

0-20508	84-1103135
(Commission File Number)	(IRS Employer Identification Number)

STATE ROUTE 2 SOUTH, CHESTER, WEST VIRGINIA

(Address of principal executive offices)

26034

(Zip Code)

Registrant’s Telephone Number, Including Area Code:  (304) 387-8300

N/A

(Former name or former address, if changed since last report)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)           On October 15, 2008, the Registrant and Edson R. Arneault entered into the Second Amendment of Mr. Arneault’s Employment Agreement (the “Amendment”) pursuant to which Mr. Arneault shall cease to be employed as the Registrant’s President and CEO on October 31, 2008. The Amendment provides that Mr. Arneault’s Employment Agreement will expire on October 31, 2008, instead of December 31, 2008, as originally provided by such Agreement.

(e)           The Amendment provides that Mr. Arneault will receive the following consideration in lieu of any and all payments that would otherwise become due and payable to him under his Employment Agreement (except as otherwise provided in the Amendment): (i) the corporate residence and associated real property and furnishings in New Cumberland, West Virginia; (ii) Mr. Arneault’s office furnishings at the Registrant’s headquarters, (iii) a bonus payment of $400,000 less applicable taxes and authorized deductions; (iv) certain other compensation and expense reimbursement pursuant to Mr. Arneault’s Employment Agreement through the date of termination; and (v) deferred amounts held in a Rabbi Trust with earnings on such amounts.

On October 15, 2008, the Registrant and Mr. Arneault also entered in a Consultant Agreement to be effective upon the later of (i) November 1, 2008, or (ii) the date upon which Mr. Arneault resigns from the Registrant’s Board of Directors, and continuing for a period of 30 months during which Mr. Arneault will assist with the transition to Mr. Robert Griffin, who will become Registrant’s President and CEO on November 1, 2008, and provide other services set forth in the Consulting Agreement. The Agreement provides that the Registrant will pay Mr. Arneault a consulting fee of $512,000 per year and also provides for the payment of certain expenses incurred by Mr. Arneault.  Mr. Arneault will provide up to 400 hours of his time per year to the Registrant. Likewise during the 30-month period, Mr. Arneault will not, directly or indirectly, own, operate, join, control, participate in or be connected as an officer, director, employee, partner, stockholder, consultant or otherwise, any gaming business within 150 miles of any facility currently owned or leased by the Registrant.

On October 10, 2008, the Registrant and Patrick J. Arneault (the Registrant’s Executive Vice President of Development) entered into an amendment of Mr. Arneault’s August 2007 employment agreement, and on October 10, 2008, the Registrant and John W. Bittner, Jr. (the Registrant’s Executive Vice President of Finance and Accounting) entered into an amendment of Mr. Bittner’s 2007 employment agreement. Pursuant to such amendments the term of employment of each of Mr. Arneault’s and Mr. Bittner’s respective employment agreements was extended to end upon the earlier of (i) December 31, 2009, or (ii) the date which is, or would be, the one-year anniversary of the date upon which a new CEO, who shall be Mr. Edson R. Arneault’s successor, commences his employment with the Registrant (subject to earlier termination as provided in each respective agreement). Prior to such amendments, the terms of the employment agreements of each of Mr. Arneault and Mr. Bittner were to end on January 1, 2009 (subject to earlier termination as provided in each respective agreement).

On October 16, 2008, the Registrant and Mr. David Hughes (the Registrant’s CFO and Corporate Executive Vice President) entered into an amendment of Mr. Hughes’ May 15, 2008 Employment Agreement pursuant to which (i) Mr. Hughes shall be entitled to periodic cash bonuses of a minimum of 25% of his base salary payable on January 1 of each year of the term of his employment (representing an increase from 10% of his base salary pursuant to the initial agreement), and (ii) provided Mr. Hughes with the right to resign and to receive severance amounting to one time his base salary if (a) MTR’s new CEO, Robert F. Griffin, ceases to serve as CEO of MTR, (b) Mr. Hughes’ reporting line of authority is changed such that he no longer reports directly to the CEO, or (c) Mr. Hughes’ level of authority is materially diminished.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MTR GAMING GROUP, INC.

	By:	/s/ David R. Hughes
David R. Hughes
Chief Financial Officer and
Corporate Executive Vice President

Date: October 16, 2008